1
• 2009 earnings guidance of $2.90 to $3.30 per share
• Projecting five-year compound annual EPS growth rate of 6%
to 8%
• Key drivers include:
– Reset of generation hedges at higher market prices offset by impact of the Nuclear Joint Venture
– Debt reduction and capital expenditure reductions
– Higher BGE earnings resulting from increased investment
• Recommending reduction in dividend by 50% to 60%
Note: Earnings impact of winding down commodities could result in earnings per share impact of ($1.00) to $0.00
Exhibit 99.1
Note: The information included herein is subject to the paragraph titled “Forward Looking Statements” in the Current Report on Form 8-K/A of which this Exhibit 99.1 is a part.
December 17, 2008
2009 and Beyond